Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q2 2024 Earnings

Oklahoma City, July 11, 2024 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended June 30, 2024.  “We are pleased to announce another record quarter of net income and EPS.  Our asset sensitive balance sheet, disciplined approach to cost controls, and excellent credit quality continues to produce outstanding results” said Thomas L. Travis, President and CEO of the Company.”

For the three months ended June 30, 2024 compared to the three months ended June 30, 2023:

-	Net income of $11.5 million compared to $9.7 million, an increase of 18.24%
-	Earnings per share of $1.23 compared to $1.05, an increase of 17.14%
-	Total assets of $1.7 billion compared to $1.7 billion, an increase of 0.10%
-	Total loans of $1.4 billion compared to $1.3 billion, an increase of 5.94%
-	PPE of $15.3 million compared to $13.9 million, an increase of 9.57%
-	Total interest income of $32.4 million compared to $30.0 million, an increase of 7.74%

Three months ended June 30, 2024 compared to three months ended March 31, 2024

-	Net income of $11.5 million compared to $11.3 million, an increase of 2.09%
-	Earnings per share of $1.23 compared to $1.21, an increase of 1.65%
-	Total assets of $1.7 billion compared to $1.8 billion, a decrease of 5.19%
-	Total loans of $1.4 billion compared to $1.4 billion, a decrease of 1.59%
-	PPE of $15.3 million compared to $14.9 million, an increase of 2.50%
-	Total interest income of $32.4 million compared to $33.3 million, a decrease of 2.76%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On June 30, 2024, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 11.12%, 13.04%, and 14.28%, respectively.  On June 30, 2024, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 11.12%, 13.03%, and 14.27%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings (“PPE”).  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Calculation of Pre-Provision Pre-Tax Earnings ("PPE")	(Dollars in thousands)
Net Income	$11,524	$11,288	$9,746
Income Tax Expense	3,731	3,595	3,158
Pre-tax net income	15,255	14,883	12,904
Add back: Provision for credit losses	-	-	1,011
Add back: (Gain)Loss on sales/calls of AFS debt securities	-	-	7
Pre-provision pre-tax earnings	15,255	14,883	13,922

Bank7 Corp.
Consolidated Balance Sheets

Assets	June 30, 2024 (unaudited)	December 31, 2023

Cash and due from banks	$210,105	$181,042
Interest-bearing time deposits in other banks	12,202	17,679
Available-for-sale debt securities	66,284	169,487
Loans, net of allowance for credit losses of $17,772 and $19,691 at June 30, 2024 and December 31, 2023, respectively	1,334,317	1,341,148
Loans held for sale, at fair value	-	718
Premises and equipment, net	16,736	14,942
Nonmarketable equity securities	1,275	1,283
Core deposit intangibles	938	1,031
Goodwill	8,458	8,458
Income taxes receivable	358	-
Interest receivable and other assets	32,240	35,878

Total assets	$1,682,913	$1,771,666

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$350,324	$482,349
Interest-bearing	1,130,993	1,109,042

Total deposits	1,481,317	1,591,391

Income taxes payable	-	302
Interest payable and other liabilities	10,790	9,647

Total liabilities	1,492,107	1,601,340

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,253,038 and 9,197,696 at June 30, 2024 and December 31, 2023, respectively	93	92
Additional paid-in capital	98,570	97,417
Retained earnings	97,891	78,962
Accumulated other comprehensive loss	(5,748)	(6,145)

Total shareholders’ equity	190,806	170,326

Total liabilities and shareholders’ equity	$1,682,913	$1,771,666

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024 (unaudited)	2023	2024 (unaudited)	2023
Interest Income
Loans, including fees	$28,926	$26,885	$59,043	$52,237
Interest-bearing time deposits in other banks	246	62	499	111
Debt securities, taxable	951	701	1,963	1,407
Debt securities, tax-exempt	71	85	144	172
Other interest and dividend income	2,242	2,309	4,074	3,495

Total interest income	32,436	30,042	65,723	57,422

Interest Expense
Deposits	11,204	9,544	22,481	16,918

Total interest expense	11,204	9,544	22,481	16,918

Net Interest Income	21,232	20,498	43,242	40,504

Provision for Credit Losses	-	1,011	-	1,485

Net Interest Income After Provision for Credit Losses	21,232	19,487	43,242	39,019

Noninterest Income
Mortgage lending income	78	112	129	166
Loss on sales, prepayments, and calls of available-for-sale debt securities	-	(7)	-	(8)
Service charges on deposit accounts	260	199	509	434
Other	2,827	490	4,536	874

Total noninterest income	3,165	794	5,174	1,466

Noninterest Expense
Salaries and employee benefits	5,118	4,709	10,407	9,389
Furniture and equipment	324	251	554	500
Occupancy	613	599	1,273	1,318
Data and item processing	481	469	939	856
Accounting, marketing and legal fees	264	179	364	478
Regulatory assessments	336	339	723	734
Advertsing and public relations	83	52	229	200
Travel, lodging and entertainment	131	110	183	171
Other	1,792	669	3,606	1,381

Total noninterest expense	9,142	7,377	18,278	15,027

Income Before Taxes	15,255	12,904	30,138	25,458
Income tax expense	3,731	3,158	7,326	6,105
Net Income	$11,524	$9,746	$22,812	$19,353

Earnings per common share - basic	$1.25	$1.06	$2.47	$2.12
Earnings per common share - diluted	1.23	1.05	2.44	2.09
Weighted average common shares outstanding - basic	9,250,332	9,153,077	9,235,176	9,150,022
Weighted average common shares outstanding - diluted	9,367,247	9,247,101	9,337,918	9,256,450

Other Comprehensive Income
Unrealized gains (losses) on securities, net of tax expense of $123 and tax benefit $0 for the three months ended June 30, 2024 and 2023, respectively; net of tax expense of $123 and tax benefit of $554 for the six months ended June 30, 2024 and 2023, respectively	$(59)	$(1,169)	$397	$586
Reclassification adjustment for realized losses included in net income net of tax of $0 and $2 for the three months ended June 30, 2024 and 2023, respectively; $0 and $2 for the six months ended June 30, 2024 and 2023, respectively	-	5	-	6
Other comprehensive income (loss)	$(59)	$(1,164)	$397	$592
Comprehensive Income	$11,465	$8,582	$23,209	$19,945

	Net Interest Margin
	For the Six Months Ended June 30,
	2024 (unaudited)			2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$174,787	$4,573	5.25%	$154,896	$3,606	4.69%
Debt securities, taxable-equivalent	129,963	1,963	3.03	153,478	1,407	1.85
Debt securities, tax exempt	17,761	144	1.63	20,030	172	1.73
Loans held for sale	297	-	-	56	-	-
Total loans(1)	1,362,339	59,043	8.69	1,277,245	52,237	8.25
Total interest-earning assets	1,685,147	65,723	7.82	1,605,705	57,422	7.21
Noninterest-earning assets	39,246			24,299
Total assets	$1,724,393			$1,630,004

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$848,764	16,489	3.90%	$810,736	12,612	3.14%
Time deposits	256,212	5,992	4.69	239,720	4,306	3.62
Total interest-bearing deposits	1,104,976	22,481	4.08	1,050,456	16,918	3.25
Total interest-bearing liabilities	1,104,976	22,481	4.08	1,050,456	16,918	3.25

Noninterest-bearing liabilities:
Noninterest-bearing deposits	426,696			414,383
Other noninterest-bearing liabilities	12,218			11,659
Total noninterest-bearing liabilities	438,914			426,042
Shareholders' equity	180,503			153,506
Total liabilities and shareholders' equity	$1,724,393			$1,630,004

Net interest income		$43,242			$40,504
Net interest spread			3.74%			3.96%
Net interest margin			5.15%			5.09%

(1)	Nonaccrual loans are included in total loans

	Net Interest Margin
	For the Three Months Ended June 30,
	2024 (unaudited)			2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$173,502	$2,488	5.75%	$174,920	$2,371	5.44%
Debt securities, taxable-equivalent	106,457	951	3.58	153,424	701	1.83
Debt securities, tax exempt	17,252	71	1.65	19,744	85	1.73
Loans held for sale	355	-	-	68	-	-
Total loans(1)	1,354,985	28,926	8.56	1,283,341	26,885	84.00
Total interest-earning assets	1,652,551	32,436	7.87	1,631,497	30,042	7.39
Noninterest-earning assets	38,722			25,050
Total assets	$1,691,273			$1,656,547

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$851,751	8,293	3.91%	$817,819	6,860	3.36%
Time deposits	247,452	2,911	4.72	265,396	2,684	4.06
Total interest-bearing deposits	1,099,203	11,204	4.09	1,083,215	9,544	3.53
Total interest-bearing liabilities	$1,099,203	11,204	4.09	$1,083,215	9,544	3.53

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$394,010			$403,207
Other noninterest-bearing liabilities	12,778			12,180
Total noninterest-bearing liabilities	406,788			415,387
Shareholders' equity	185,282			157,945
Total liabilities and shareholders' equity	$1,691,273			$1,656,547

Net interest income		$21,232			$20,498
Net interest spread			3.78%			3.85%
Net interest margin			5.15%			5.04%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its second quarter results, which will be broadcast live over the Internet, on Friday, July 11, 2024 at 10:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/0P6wZ64ME8o. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/0P6wZ64ME8o shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600